UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

EDOC Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2022

EDOC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39689	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7612 Main Street Fishers

Suite 200

Victor, NY 14564

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (585) 678-1198

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $.0001 par value per share	ADOC	The Nasdaq Stock Market LLC
Rights, exchangeable into one-tenth of one Class A Ordinary Share	ADOCR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-half of one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	ADOCW	The Nasdaq Stock Market LLC

Item 8.01 Other Events.

Edoc Acquisition Corp., a Cayman Islands exempted corporation (together with its successors, the “Company”) previously announced that it will hold an extraordinary general meeting of shareholders on Friday, August 12, 2022, at 10:00 a.m. Eastern (the “Meeting”) to vote to further extend the deadline to consummate an initial business combination from August 12, 2022 to February 12, 2023 (the “Extension”).

On August 4, 2022, the Company issued a press release reminding shareholders to vote at the Meeting and announcing that if the Company’s shareholders approve the Extension at the Meeting, American Physicians LLC, a Delaware limited liability company and the Company’s sponsor (“Sponsor”), and Calidi Biotherapeutics, Inc., a Nevada corporation (“Calidi”) or their respective designees, will contribute: (i) an aggregate of $0.033 for each for each Class A ordinary share of the Company (each, a “Public Share”) issued in the Company’s initial public offering that is not redeemed in connection with the shareholder vote for the Extension, for each calendar month (commencing on August 12, 2022 and on the 12th day of each subsequent month) until November 12, 2022; and (ii) thereafter will increase the contribution to $0.05 for each Public Share that is not redeemed, for each calendar month (commencing on November 12, 2022 and on the 12th day of each subsequent month) until February 12, 2023, that is needed to complete an initial business combination (each monthly contribution, a “Contribution”, and collectively, the “Contributions”).

The terms of the Contributions represent an increase of approximately $0.017 per Public Share to be paid for each month commencing November 12, 2022 that is needed to complete an initial business combination, as compared to what was previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 28, 2022 and mailed to shareholders on or about July 28, 2022. As a result of the increase, if the Company takes until October 12, 2022, to complete its Business Combination, which would represent two calendar months, the Sponsor, Calidi or their respective designees would make aggregate Contributions resulting in a redemption amount of approximately $10.34 per unredeemed share, in comparison to the current redemption amount of $10.27 per share, plus any applicable interest accrued. If, however, the Company takes until December 12, 2022, to complete its Business Combination, which would represent four calendar months, the Sponsor, Calidi or its designees would make aggregate Contributions of $0.033 per share for three months plus $0.05 per share for one month, resulting in a redemption amount of approximately $10.42 per unredeemed share, in comparison to the current redemption amount of $10.27 per share, plus any applicable interest accrued. The Contributions will not accrue interest and will be repayable to the Sponsor, Calidi or their respective designees in full from trust funds remaining after redemptions and any financing proceeds upon the earlier of the consummation of an initial business combination or the liquidation of the Company. The Contributions are conditioned upon the implementation of the Extension.

The press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDOC Acquisition Corp.

Date: August 4, 2022	By:	/s/ Kevin Chen
		Name:	Kevin Chen
		Title:	Chief Executive Officer

Exhibit 99.1

Edoc Acquisition Corp. Reminds Shareholders to Vote and Announces

Additional Contribution for Extension Amendment

NEW YORK, August 4, 2022 — Edoc Acquisition Corp. (Nasdaq: ADOC, ADOCR, ADOCW, “EDOC” or the “Company”) encourages its shareholders to vote in favor of the proposal to amend its charter (the “Extension Amendment”) to extend the date by which the Company has to complete a business combination from August 12, 2022 to February 12, 2023 (the “Extension”).

An extraordinary general meeting of the Company’s shareholders (“Special Meeting”) to approve the Extension Amendment will be held on August 12, 2022 at 10:00 AM, Eastern Time and can be accessed virtually by visiting https://www.cstproxy.com/edocacquisition/2022.

The Extension will provide Edoc with additional time to complete the previously announced proposed business combination (the “Transaction”) with Calidi Biotherapeutics, Inc. (“Calidi”), a clinical-stage biotechnology company that is pioneering the development of cell-based delivery of oncolytic viruses.

In connection with the Extension, the Company also announced that its sponsor and Calidi will increase their aggregate contributions (the “Contributions”) to the Company’s trust account for each for each Class A ordinary share of the Company (each, a “Public Share”) issued in the Company’s initial public offering that is not redeemed in connection with the upcoming shareholder vote to approve an amendment to its charter to extend the date by which the Company has to complete a business combination. As revised, the parties will contribute: (i) an aggregate of $0.033 for each for each Public Share issued in the Company’s initial public offering that is not redeemed in connection with the shareholder vote for the Extension, for each calendar month (commencing on August 12, 2022 and on the 12th day of each subsequent month) until November 12, 2022; and (ii) thereafter will increase the contribution to $0.05 for each Public Share that is not redeemed, for each calendar month (commencing on November 12, 2022 and on the 12th day of each subsequent month) until February 12, 2023, that is needed to complete an initial business combination.

The terms of the Contributions represent an increase of approximately $0.017 per Public Share to be paid for each month commencing November 12, 2022 that is needed to complete an initial business combination, as compared to what was previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 28, 2022 and mailed to shareholders on or about July 28, 2022. As a result of the increase, if the Company takes until October 12, 2022, to complete its Business Combination, which would represent two calendar months, the Sponsor, Calidi or their respective designees would make aggregate Contributions resulting in a redemption amount of approximately $10.34 per unredeemed share, in comparison to the current redemption amount of $10.27 per share, plus any applicable interest accrued. If, however, the Company takes until December 12, 2022, to complete its Business Combination, which would represent four calendar months, the Sponsor, Calidi or its designees would make aggregate Contributions of $0.033 per share for three months plus $0.05 per share for one month, resulting in a redemption amount of approximately $10.42 per unredeemed share, in comparison to the current redemption amount of $10.27 per share, plus any applicable interest accrued. The Contributions will not accrue interest and will be repayable to the Sponsor, Calidi or their respective designees in full from trust funds remaining after redemptions and any financing proceeds upon the earlier of the consummation of an initial business combination or the liquidation of the Company. The Contributions are conditioned upon the implementation of the Extension.

The Company’s shareholders of record at the close of business on the record date, July 18, 2022, are entitled to vote the ordinary shares of Edoc owned by them at the Special Meeting. Every shareholder’s vote is important, regardless of the number of shares held, and the Company requests the prompt submission of votes. The Company has made arrangements for shareholders to vote online, by telephone, or by mail, simply by following the instructions on their provided proxy card.

If shareholders have any questions or need assistance in identifying the 12-digit meeting control number or any other matter please call the Company’s proxy solicitor, Advantage Proxy, at (877) 870-8565 (toll free) or by email at ksmith@advantageproxy.com.

About Edoc Acquisition Corp.

Edoc Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The company is sponsored by an extensive network of physician entrepreneurs across 30+ medical specialties in leading medical institutions and is led by Kevin Chen, Chief Executive Officer of Edoc.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to EDOC’s shareholder approval of the Extension, EDOC’s inability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the SEC, including EDOC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and other documents EDOC has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. EDOC expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in EDOC’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

EDOC urges investors, stockholders and other interested persons to read the definitive proxy statement filed with the SEC on July 28, 2022 (the “Extension Proxy Statement”), as well as other documents filed by EDOC with the Securities and Exchange Commission (the “SEC”), because these documents will contain important information about EDOC and the Extension. When available, stockholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: kevin.chen@edocmed.net.

Participants in Solicitation

EDOC and its directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies of EDOC stockholders in connection with the Extension. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of EDOC’s directors and officers in the Extension Proxy Statement, which, when available, may be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of EDOC, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact:

Edoc Acquisition Corp.

7612 Main Street Fishers

Suite 200

Victor, NY 14564

Attention: Kevin Chen